EXHIBIT 99.1

Wilhelmina International, Inc. Announces Fourth Quarter and Full Year 2021 Results

Annual Financial Highlights

  Annual revenues of $56.8 million for 2021 improved by 36.6% from the prior year.
  Annual operating income of $2.2 million for 2021 was the highest since 2015.
  Annual net cash flows provided by operating activities were $5.5 million in 2021, benefitted by employee retention payroll tax credit.
  Annual pre-tax income of $5.3 million, net income of $4.5 million and EBITDA were $6.2 million for 2021, aided by PPP loan forgiveness and employee retention payroll tax credit.
  Annual Adjusted EBITDA and Pre-Corporate EBITDA for 2021 of $3.6 million and $4.5 million were the highest since 2011 and 2013, respectively.

(in thousands)	Q4 21	Q4 20	YOY Change	Year Ended 2021	Year Ended 2020	YOY Change
Total Revenues	15,218	$11,978	27.0%	$56,813	$41,603	36.6%
Operating Income (Loss)	149	696	(78.6%)	2,158	(3,969)	154.4%
Income (Loss) Before Provision for Taxes	151	632	(76.1%)	5,341	(4,039)	232.2%
Net Income (Loss)	23	397	(94.2%)	4,518	(4,941)	191.4%
EBITDA*	268	1,010	(73.5%)	6,247	(2,704)	331.0%
Adjusted EBITDA*	894	1,062	(15.8%)	3,649	(1,904)	291.6%
Pre-Corporate EBITDA*	1,148	1,258	(8.7%)	4,546	(1,016)	547.4%
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, March 16, 2022 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq: WHLM) ("Wilhelmina" or the "Company") today reported revenues of $15.2 million and net income of $23 thousand for the three months ended December 31, 2021, compared to revenues of $12.0 million and net income of $0.4 million for the three months ended December 31, 2020. For the fiscal year ended December 31, 2021, Wilhelmina reported revenues of $56.8 million and net income of $4.5 million compared to revenue of $41.6 million and net loss of $4.9 million for the fiscal year ended December 31, 2020. During the three months and fiscal years of 2021 and 2020, the novel coronavirus (COVID-19) pandemic had a material impact on revenues. In recent quarters, the Company’s revenue has trended positively as the cities where it operates are reopening and COVID-19 vaccination rates increase.

Financial Results

Net income for the three months ended December 31, 2021 was $23 thousand, or $0.00 per fully diluted share, compared to net income of $0.4 million, or $0.08 per fully diluted share, for the three months ended December 31, 2020. Net income for the fiscal year ended December 31, 2021 was $4.5 million, or $0.88 per fully diluted share, compared to net loss of $4.9 million, or $0.96 per fully diluted share, for the fiscal year ended December 31, 2020.

EBITDA was $0.3 million and $6.2 million for the three months and fiscal year ended December 31, 2021, compared to $1.0 million and ($2.7) million for the three months and fiscal year ended December 31, 2020. Adjusted EBITDA was $0.9 million and $3.6 million for the three months and fiscal year ended December 31, 2021, compared to $1.1 million and ($1.9) million for the three months and fiscal year ended December 31, 2020. Pre-Corporate EBITDA was $1.1 million and $4.5 million for the three months and fiscal year ended December 31, 2021, compared to $1.3 million and ($1.0) million for the three months and fiscal year ended December 31, 2020.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the fourth quarter and year ended December 31, 2021 and 2020.

(in thousands)	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net income (loss)	$23	$397	$4,518	(4,941)
Interest expense	2	15	51	86
Income tax expense	128	235	823	902
Amortization and depreciation	115	363	855	1,249
EBITDA*	268	$1,010	6,247	(2,704)
Foreign exchange loss	(4)	49	80	(16)
Non-recurring items**	575	-	(2,739)	800
Share-based payment expense	55	3	61	16
Adjusted EBITDA*	894	$1,062	3,649	(1,904)
Corporate overhead	254	196	897	888
Pre-Corporate EBITDA*	1,148	$1,258	4,546	(1,016)
*  Non-GAAP measures referenced are detailed in the disclosures at the end of this release.
** Non-recurring items include cybersecurity incident expenses for the three months ended December 31, 2021 and gain on forgiveness of loans, employee retention payroll tax credit, and cybersecurity incident expenses during the year ended December 31, 2021 and goodwill impairment during the 12 months ended December 31, 2020

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months and fiscal year ended December 31, 2021, when compared to the three months and fiscal year ended December 31, 2020, were primarily the result of the following:

  Revenues net of model costs for the three months and fiscal year ended December 31, 2021 increased by 27.0% and 36.6% primarily due to increased bookings as the cities where Wilhelmina operates reopened and business activity increased as COVID-19 vaccination rates rose;
  Salaries and service costs increased 57% for the three months ended December 31, 2021 primarily due to temporary reductions in staff salaries in the prior year, which returned to full salary in July 2021, as well as new employee hires during 2021. Salaries and service costs decreased 5.4% for the fiscal year ended December 31, 2021 primarily due to employee layoffs in July 2020, temporary reductions in staff salaries and the closure of the hair and makeup artist division in the second half of 2020, partially offset by new employee hires during 2021;
  Office and general expenses for the three months and fiscal year ended December 31, 2020 decreased by 10.3% and 17.6%, primarily due to reduced rent expense, computer expenses, recruiting costs, and other office expenses, partially offset by an increase in legal expense in 2021;
  Amortization and depreciation expense for the three months and fiscal year ended December 31, 2021 decreased by 68.3% and 31.5%, primarily due to reduced depreciation of assets that became fully amortized in 2020;
  Non-recurring items included $2.0 million of gain on forgiveness of PPP loans and $1.3 million of employee retention payroll tax credit in the fiscal year ended December 31, 2021, as well as $0.6 million of cybersecurity incident expenses in the three months and fiscal year ended December 31, 2021, all compared to a $0.8 million goodwill impairment charge in the fiscal year December 31, 2020; and
  Corporate overhead increased by 29.6% and 1.0% for the three months and fiscal year ended December 31, 2021, primarily due to temporary reduction in fees paid to corporate employees and the Company’s directors in the prior year that returned to full fee in July 2021.

Cybersecurity Incident Expenses

In November 2021, the Company determined that it had recently been the victim of criminal fraud known to law enforcement authorities as “business e-mail compromise fraud” which involved employee e-mail impersonation and fraudulent payment requests targeting the finance department of a division of the Company. The Company recorded a charge of $0.6 million in the fourth quarter of 2021 for unrecovered unauthorized payments and professional service fees associated with the fraud. The Company is continuing to pursue the recovery of the remaining unauthorized payments and is cooperating with U.S. federal law enforcement authorities who are actively pursuing an investigation.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$10,251	$5,556
Accounts receivable, net of allowance for doubtful accounts of $1,580 and $1,635, respectively	8,858	7,146
Prepaid expenses and other current assets	91	105
Total current assets	19,200	12,807

Property and equipment, net of accumulated depreciation of $4,094 and $5,451, respectively	168	928
Right of use assets-operating	1,745	585
Right of use assets-finance	199	218
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	98	93

TOTAL ASSETS	$37,424	$30,645

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,707	$2,867
Due to models	8,090	6,265
Deferred revenue	535	-
Lease liabilities – operating, current	463	435
Lease liabilities – finance, current	64	77
Term loans - current	-	414
Total current liabilities	12,859	10,058

Long term liabilities:
Deferred income tax, net	2,048	1,449
Lease liabilities – operating, non-current	1,361	180
Lease liabilities – finance, non-current	143	149
Term loan - non-current	-	2,303
Total long-term liabilities	3,552	4,081

Total liabilities	16,411	14,139

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at December 31, 2021 and December 31, 2020	65	65
Treasury stock, 1,314,694 shares at December 31, 2021 and December 31, 2020, at cost	(6,371)	(6,371)
Additional paid-in capital	88,580	88,487
Accumulated deficit	(61,238)	(65,756)
Accumulated other comprehensive income	(23)	81
Total shareholders’ equity	21,013	16,506

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$37,424	$30,645

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31, 2021 and 2020
 (In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Service revenues	$15,211	$11,973	$56,780	$41,577
License fees	7	5	33	26
Total revenues	15,218	11,978	56,813	41,603

Model costs	10,924	8,338	40,711	29,885

Revenues, net of model costs	4,294	3,640	16,102	11,718

Operating expenses:
Salaries and service costs	2,475	1,576	8,644	9,142
Office and general expenses	726	809	2,973	3,608
Amortization and depreciation	115	363	855	1,249
Cybersecurity incident expenses	575	-	575	-
Goodwill impairment	-	-	-	800
Corporate overhead	254	196	897	888
Total operating expenses	4,145	2,944	13,944	15,687
Operating income (loss)	149	696	2,158	(3,969)

Other (income) expense:
Foreign exchange (gain) loss	(4)	49	80	(16)
Gain on forgiveness of loan	-	-	(1,994)	-
Employee retention payroll tax credit	-	-	(1,320)	-
Interest expense	2	15	51	86
Total other (income) expense, net	(2)	64	(3,183)	70

Income (loss) before provision for income taxes	151	632	5,341	(4,039)

Provision for income taxes:
Current	(66)	(138)	(224)	(178)
Deferred	(62)	(97)	(599)	(724)
Provision for income taxes, net	(128)	(235)	(823)	(902)

Net income (loss)	$23	$397	$4,518	$(4,941)

Other comprehensive income (loss):
Foreign currency translation adjustment	16	198	(104)	79
Total comprehensive income (loss)	39	595	4,414	(4,862)

Basic net income (loss) per common share	$0.00	$0.08	$0.88	$(0.96)
Diluted net income (loss) per common share	$0.00	$0.08	$0.88	$(0.96)

Weighted average common shares outstanding-basic	5,157	5,157	5,157	5,158
Weighted average common shares outstanding-diluted	5,157	5,157	5,157	5,158

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES`
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2021 and 2020
(In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2019	6,472	$65	(1,310)	$(6,352)	$88,471	$(60,815)	$2	$21,371
Share based payment expense	-	-	-	-	16	-	-	16
Net loss to common shareholders	-	-	-	-	-	(4,941)	-	(4,941)
Purchases of treasury stock	-	-	(5)	(19)	-	-	-	(19)
Foreign currency translation	-	-	-	-	-	-	79	79
Balances at December 31, 2020	6,472	$65	(1,315)	$(6,371)	$88,487	$(65,756)	$81	$16,506
Share-based payment expense	-	-	-	-	61	-	-	61
Net income to common shareholders	-	-	-	-	-	4,518	-	4,518
Short swing profit disgorgement	-	-	-	-	32	-	-	32
Foreign currency translation	-	-	-	-	-	-	(104)	(104)
Balances at December 31, 2021	6,472	$65	(1,315)	$(6,371)	$88,580	$(61,238)	$(23)	$21,013

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Years Ended December 31, 2021 and 2020
 (In thousands)

	Year Ended
	2021	2020
Cash flows from operating activities:
Net income (loss):	$4,518	$(4,941)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	855	1,249
Goodwill impairment	-	800
Share based payment expense	61	16
Gain on forgiveness of loan	(1,994)	-
Loss (gain) on foreign exchange rates	80	(16)
Deferred income taxes	599	724
Bad debt expense	168	173
Changes in operating assets and liabilities:
Accounts receivable	(1,961)	2,144
Prepaid expenses and other current assets	16	138
Right of use assets-operating	375	676
Other assets	(6)	22
Due to models	1,753	(1,230)
Deferred revenue	535	-
Lease liabilities-operating	(326)	(768)
Accounts payable and accrued liabilities	863	(954)
Net cash provided by (used in) operating activities	5,536	(1,967)

Cash flows from investing activities:
Purchases of property and equipment	(19)	(154)
Net cash used in investing activities	(19)	(154)

Cash flows from financing activities:
Purchases of treasury stock	-	(19)
Shareholder short swing profit disgorgement	32	-
Proceeds of term loan	-	1,975
Payments on finance leases	(76)	(93)
Repayment of term loan	(743)	(1,258)
Net cash (used in) provided by financing activities	(787)	605

Effect of exchange rate changes on cash:	(35)	79

Net change in cash and cash equivalents:	4,695	(1,437)
Cash and cash equivalents, beginning of year	5,556	6,993
Cash and cash equivalents, end of year	$10,251	$5,556

Supplemental disclosures of cash flow information:
Cash paid for interest	$23	$77
Cash paid for income taxes	$96	$233

Noncash investing and financing activities
Gain on forgiveness of loan	$1,994	$-

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. For 2020, these non-recurring items represented goodwill impairments. For 2021, these non-recurring items represented cybersecurity incident expenses, gain on forgiveness of PPP loans and employee retention payroll tax credit. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-K Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 16, 2022.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on the Nasdaq Capital Market under the symbol WHLM. Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami and London. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com